Exhibit 99.1

Joe’s Receives Extension of Compliance Period from Nasdaq

LOS ANGELES--(BUSINESS WIRE)--June 4, 2015--Joe’s Jeans Inc. (NASDAQ:JOEZ) (the “Company”) announced today that the Company received a letter on May 29, 2015, from The Nasdaq Stock Market indicating that the Company had received an additional 180 days, or until November 23, 2015, to regain compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) by maintaining a closing bid price per share of its common stock at $1.00 per share or more for a minimum of 10 consecutive trading days.

The determination by Nasdaq that the Company was eligible for this additional period was based upon the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the Bid Price Rule, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. The letter was issued in accordance with standard Nasdaq procedures and has no immediate effect on the listing of the Company’s common stock at this time. The Company intends to monitor the bid price of its common stock and will implement a reverse stock split, if necessary, if its common stock does not trade at a level likely to result in the Company regaining compliance with the Bid Price Rule by November 23, 2015.

If the Company does not regain compliance with the Bid Price Rule by November 23, 2015, and does not timely implement a reverse stock split, Nasdaq will provide the Company with written notification that its common stock will be delisted. At that time, the Company may appeal Nasdaq’s determination to delist its common stock to the Nasdaq Hearings Panel.

About Joe’s Jeans Inc.

Joe’s Jeans Inc. designs, produces and sells apparel and apparel-related products to the retail and premium markets under the Joe's® brand and related trademarks. More information is available at the company website at www.joesjeans.com.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The matters discussed in this document involved estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this news release that are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk that the Company will be unsuccessful in regaining compliance with Nasdaq Listing Rules, the risk that the Company will be unsuccessful in remedying its defaults under its term loan and revolving credit agreement and other subordinated debt, the risk that changes in general economic conditions, consumer confidence, or consumer spending patterns will have a negative impact on the Company’s financial performance or strategies; the highly competitive nature of the Company’s business in the United States and internationally and its dependence on consumer spending patterns, which are influenced by numerous other factors; the Company’s ability to respond to the business environment and fashion trends; continued acceptance of the Company’s brands in the marketplace; successful implementation of any growth or strategic plans; effective inventory management; the Company's ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations, which access may be adversely impacted by a number of factors, including its defaults under the existing term loan and revolving credit agreement and other subordinated debt, the reduced availability of credit generally and the substantial tightening of the credit markets, including lending by financial institutions, who are sources of credit for the Company, the recent increase in the cost of capital, the level of the Company's cash flows, which will be impacted by the level of consumer spending and retailer and consumer acceptance of its products; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; the risk that acts or omissions by the company’s third party vendors could have a negative impact on the company’s reputation; a possible oversupply of denim in the marketplace; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the ability of the Company to be successful in its license product categories and its licensing strategy, and other risks. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its last annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC, and this release should be read in conjunction with those reports, together with all of the Company’s other filings, including current reports on Form 8-K, made with the SEC through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Any forward-looking statement is based on information current as of the date of this document and speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update these statements to reflect events or circumstances after the date on which such statement is made. Readers are cautioned not to place undue reliance on forward-looking statements.

CONTACT:
Joe’s Jeans Inc.
Hamish Sandhu
323-837-3700 x 304